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                                                                    EXHIBIT 23.3

                         CONSENT OF FINANCIAL ADVISOR

     We hereby consent to use in this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (this "Registration Statement") of Bank Plus Corporation of our letter to the Board of Directors of Hancock Savings Bank, F.S.B., included as Appendix C to the Prospectus/Proxy Statement that is a part of this Registration Statement, and to the references to such letter and to our firm in such Prospectus/Proxy Statement under the captions "Summary," "The Merger -- Background," "--Reasons for the Merger; Recommendation of the Board of Directors" and "--Opinion of Financial Advisor to Hancock." In giving such consent, we do not thereby admit that we come within the category of persons who consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       SMITH & CROWLEY INC.

                                       By: /s/ Claude B. Hutchinson, Jr.
                                          --------------------------------
                                       Name: Claude B. Hutchinson, Jr.
                                            ------------------------------
                                       Title: Managing Director
                                             -----------------------------

Layfayette, California
June 30, 1997